SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2002

DICUT, INC.

(Exact name of registrant as specified in its charter)
Delaware	0-30161	52-2204952
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2150 Northwest Parkway, N.E., Suite H, Marietta, Georgia 30067

(Address of principal executive offices) (Zip Code)

(770) 952-2654

(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition Or Disposition Of Assets

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events.

On November 18, 2002, the Company was awarded the Patient Medical Information Printing and Mailing BPA by the Department of Veteran's Affairs with respect to the Consolidated Mail Outpatient Pharmacy in Mufreesboro, Tennessee. A copy of our press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 6. Resignations Of Directors And Executive Officers.

Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable.

(b) Pro Forma Financial Information: Not applicable.

(c) Exhibits:

Regulation S-B Number	Exhibit
99.1	Press Release dated December 4, 2002

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
DICUT, INC.

Dated: December 13, 2002	/s/ Pierre Quilliam
By: Pierre Quilliam, President